Exhibit 99.15

Ferrellgas, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

As of January 31, 2005 and July 31, 2004

FERRELLGAS, INC. AND SUBSIDIARIES

Table of Contents

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CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

Condensed Consolidated Balance Sheets – January 31, 2005 and July 31, 2004	1

Notes to Condensed Consolidated Balance Sheets	2

FERRELLGAS, INC. AND SUBSIDIARIES
(a wholly-owned subsidiary of Ferrell Companies, Inc.)

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	January 31	July 31,
ASSETS	2005	2004

Current assets:
Cash and cash equivalents	$ 31,963	$ 15,887
Accounts and notes receivable, net	141,226	114,211
Inventories	122,131	103,578
Prepaid expenses and other current assets	12,688	10,075
Total current assets	308,008	243,751

Property, plant and equipment, net	849,767	847,106
Goodwill	493,064	495,976
Intangible assets, net	268,321	265,125
Other assets, net	17,867	15,642
Total assets	$ 1,937,027	$ 1,867,600

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIENCY)

Current liabilities:
Accounts payable	$ 131,244	$ 104,309
Short-term borrowings	70,600	-
Other current liabilities	87,410	92,920
Total current liabilities	289,254	197,229

Long-term debt	1,059,389	1,153,652
Deferred income taxes	2,626	2,569
Other liabilities	22,687	20,531
Contingencies and commitments (Note G)	-	-
Minority interest	463,461	380,795
Parent investment in subsidiary	175,521	186,596

Stockholder’s equity (deficiency):
Common stock, $1 par value;
10,000 shares authorized; 990 shares issued	1	1
Additional paid-in-capital	17,582	15,462
Note receivable from parent	(146,807)	(146,830)
Retained earnings	55,018	56,865
Accumulated other comprehensive income (loss)	(1,705)	730
Total stockholder’s equity (deficiency)	(75,911)	(73,772)
Total liabilities and stockholder’s equity (deficiency)	$ 1,937,027	$ 1,867,600

FERRELLGAS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Ferrell Companies, Inc.)

NOTES TO CONDENSED CONSOLIDATED BALANCE SHEETS

January 31, 2005

(Dollars in thousands, unless otherwise designated)

(unaudited)

A.	Organization

The accompanying condensed consolidated balance sheets and related notes present the consolidated financial position of Ferrellgas, Inc. (the “Company”), its subsidiaries and its partnership interest in Ferrellgas Partners, L.P. (“Ferrellgas Partners”) and Ferrellgas, L.P. (“the operating partnership,” collectively referred to as “Ferrellgas”). The Company is a wholly-owned subsidiary of Ferrell Companies, Inc. (“Ferrell Companies”).

The condensed consolidated balance sheets of the Company reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the interim period presented. All adjustments to the condensed consolidated balance sheets were of a normal, recurring nature. The information included in this report should be read in conjunction with the consolidated balance sheets and accompanying notes as set forth in the Company’s consolidated balance sheets as of July 31, 2004 and 2003.

B.	Accounting estimates

The preparation of balance sheets in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheets. Actual results could differ from these estimates. Significant estimates impacting the condensed consolidated balance sheets include accruals that have been established for contingent liabilities, pending claims and legal actions arising in the normal course of business, useful lives of property, plant and equipment assets, residual values of tanks, amortization methods of intangible assets and valuation methods of derivative commodity contracts.

C.	Nature of operations

The Company is a holding entity that conducts no operations and has two subsidiaries, Ferrellgas Partners and Ferrellgas Acquisition Company, LLC (“Ferrellgas Acquisition”). Limited operations are conducted by or through Ferrellgas Acquisition, whose only purpose is to acquire the tax liabilities of acquirees of Ferrellgas. The Company owns a 1% general partner interest in both Ferrellgas Partners and the operating partnership. The operating partnership is the only operating subsidiary of Ferrellgas Partners.

Ferrellgas is engaged primarily in the distribution of propane and related equipment and supplies in the United States. The propane distribution market is seasonal because propane is used primarily for heating in residential and commercial buildings. Ferrellgas serves more than one million residential, industrial/commercial, portable tank exchange, agricultural and other customers in all 50 states, Puerto Rico, the U.S. Virgin Islands and Canada.

D.	Business combinations

During fiscal 2004, the Company completed a material business combination. The business combination was accounted for under the purchase method and the assets acquired and liabilities assumed were recorded at their estimated fair market values as of the acquisition date. The Company believes there are no outstanding valuation issues related to the Blue Rhino contribution, and expects to complete its allocation of the purchase price in the third quarter of fiscal 2005.

	Allocation of purchase price
Business combinations	Purchase price	Working capital	Property plant & equipment	Intangible Assets	Goodwill	Other
Blue Rhino (April, 2004)	$410,266	$21,334	$95,772	$163,100	$125,961	$4,099

Blue Rhino acquisition

On April 20, 2004, FCI Trading Corp. (“FCI Trading”), an affiliate of the Company, acquired all of the outstanding common stock of Blue Rhino Corporation in an all-cash merger. Pursuant to an Agreement and Plan of Merger dated February 8, 2004, a subsidiary of FCI Trading merged with and into Blue Rhino Corporation whereby the then current stockholders of Blue Rhino Corporation were granted the right to receive a payment from FCI Trading of $17.00 in cash for each share of Blue Rhino Corporation common stock outstanding on April 20, 2004. FCI Trading thereafter became the sole stockholder of Blue Rhino Corporation and immediately after the merger, FCI Trading converted Blue Rhino Corporation into a limited liability company, Blue Rhino LLC.

In a non-cash contribution, pursuant to a Contribution Agreement dated February 8, 2004, FCI Trading contributed on April 21, 2004 all of the membership interests in Blue Rhino LLC to the operating partnership through a series of transactions and the operating partnership assumed FCI Trading’s obligation under the Agreement and Plan Of Merger to pay the $17.00 per share to the former stockholders of Blue Rhino Corporation together with other specific obligations, as detailed in the following table:

Assumption of obligations under the contribution agreement	$343,414
Common units and general partner interest issued	8,700
Assumption of Blue Rhino’s bank credit facility outstanding balance	43,719
Assumption of other liabilities and acquisition costs	14,433
$410,266

Also on April 21, 2004, subsequent to the contribution described above, Blue Rhino LLC merged with and into the operating partnership. The former operations of Blue Rhino LLC will hereafter be referred to as “Blue Rhino.”

The Company’s valuation of the tangible and intangible assets of the Blue Rhino contribution resulted in the recognition of goodwill of $126.0 million. This valuation of goodwill was based on the Company’s belief that the contributions of Blue Rhino will be beneficial to the Company’s and Blue Rhino’s operations as Blue Rhino’s counter-seasonal business activities and anticipated future growth is expected to provide the Company with the ability to better utilize its seasonal resources to complement the Company’s retail distribution locations with Blue Rhino’s existing distributor network.

E.	Accounts receivable securitization

The Company transfers certain of its trade accounts receivable to Ferrellgas Receivables, LLC, a wholly-owned unconsolidated, special purpose entity, and retains an interest in a portion of these transferred receivables. As these transferred receivables are subsequently collected and the funding from the accounts receivable securitization facility is reduced, the Company’s retained interest in these receivables is reduced. As of January 31, 2005, the balance of the retained interest was $30.4 million and was classified as accounts receivable on the condensed consolidated balance sheet. At January 31, 2005, $157.6 million had been transferred. At January 31, 2005, the Company had $17.4 million of remaining capacity to transfer additional trade accounts receivable. The weighted average discount rate used to value the retained interest in the transferred receivables was 3.0% during the six months ended January 31, 2005. The Company renewed the facility for an additional 364-day commitment on September 21, 2004.

F.	Supplemental balance sheet information

Inventories consist of:

	January 31,	July 31,
	2005	2004
Propane gas and related products	$ 90,767	$ 69,570
Appliances, parts and supplies	31,364	34,008
	$122,131	$103,578

In addition to inventories on hand, the Company enters into contracts to buy product for supply purposes, primarily propane for supply procurement purposes. Nearly all of these contracts have terms of less than one year and most call for payment based on market prices at the date of delivery. All fixed price contracts have terms of less than 18 months.

Intangible assets, net consist of:

	January 31, 2005			July 31, 2004
	Gross carrying amount	Accum-ulated amortization	Net	Gross carrying amount	Accum-ulated amortization	Net
Amortized intangible assets
Customer lists	$338,497	$(148,467)	$190,030	$326,352	$(140,766)	$185,586
Non-compete agreements	35,426	(20,060)	15,366	71,697	(56,468)	15,229
Other	5,300	(1,375)	3,925	6,289	(979)	5,310
	379,223	(169,902)	209,321	404,338	(198,213)	206,125
Unamortized intangible assets
Tradenames & trademarks	59,000	-	59,000	59,000	-	59,000
	$438,223	$(169,902)	$268,321	$463,338	$(198,213)	$265,125

G.	Contingencies and commitments

The Company’s operations are subject to all operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing for use by consumers of combustible liquids such as propane. As a result, at any given time, the Company is threatened with or named as a defendant in various lawsuits arising in the ordinary course of business. Currently, the Company is not a party to any legal proceedings other than various claims and lawsuits arising in the ordinary course of business. It is not possible to determine the ultimate disposition of these matters; however, management is of the opinion that there are no known claims or contingent claims that are reasonably expected to have a material adverse effect on the condensed consolidated financial position of the Company.

H.	Adoption of new accounting standards

The Financial Accounting Standards Board (“FASB”) recently issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” SFAS No. 151,

“Inventory Costs – an amendment of ARB No. 43, Chapter 4 (issued 11/04)” SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29” and EITF No. 04-1, “Accounting for Preexisting Relationships between the Parties to a Business Combination.”

SFAS No. 123 (revised 2004) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value, as of the grant date, of the equity or liability instruments issued. This statement is effective for Ferrellgas as of the beginning of the annual reporting period that begins after June 15, 2005. Consequently, the Company will implement SFAS No. 123 (revised 2004) during the quarter ended October 31, 2005. The Company has not yet determined if SFAS No. 123 (revised 2004) will have a material effect on its financial position.

SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing”, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). This Statement requires that those items be recognized as current-period charges. This statement is effective for inventory cost incurred during fiscal years beginning after June 15, 2005. Consequently, the Company will implement SFAS No. 151 during the quarter ended October 31, 2005. The Company has studied SFAS No. 151 and believes it will not have a material effect on its financial position.

SFAS No. 153 amends APB Opinion No. 29 which required that exchanges of nonmonetary assets be measured based on the fair value of the assets exchanged. This Statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Consequently, the Company will implement SFAS No. 153 during the quarter ended October 31, 2005. The Company has studied SFAS No. 153 and believes it will not have a material effect on its financial position.

EITF 04-1 requires that pre-existing contractual relationships between two parties involved in a business combination be evaluated to determine if a settlement of the pre-existing contracts is required separately from the accounting for the business combination. This consensus is effective for business combinations consummated and goodwill impairment tests performed in reporting periods beginning after October 13, 2004. Consequently, the Company implemented EITF 04-1 during the quarter ended January 31, 2005, without a material effect on its financial position.

I.	Transactions with related parties

JEF Capital Management, Inc. (“JEF Capital”) is beneficially owned by James E. Ferrell (“Mr. Ferrell”), Chairman, Chief Executive Officer and President of the Company, and thus is an affiliate. JEF Capital directly owns 100% of Ferrellgas Partners’ senior units. Ferrellgas Partners paid senior unit distributions of $2.0 million to JEF Capital on both September 14, 2004 and December 15, 2004. On January 31, 2005, Ferrellgas Partners accrued a senior unit distribution of $2.0 million that Ferrellgas Partners paid to JEF Capital on March 15, 2005.

Ferrell Companies is the sole shareholder of the Company and beneficially owns 18.0 million common units of Ferrellgas Partners.

Ferrellgas Partners has paid the following common unit distributions to related parties:

	For the three months ended January 31,		For the six months ended January 31,
	2005	2004	2005	2004
Ferrell Companies	$8,902	$8,902	$17,804	$17,804
FCI Trading	98	-	196	-

On February 18, 2005, Ferrellgas Partners declared distributions to Ferrell Companies and FCI Trading of $8.9 million and $0.1 million, respectively, that were paid on March 15, 2005.

Operations

Ferrell International Limited (“Ferrell International”) is beneficially owned by Mr. Ferrell and thus is an affiliate. The Company enters into transactions with Ferrell International in connection with the Company’s risk management activities and does so at market prices in accordance with the Company’s affiliate trading policy approved by the Company’s Board of Directors. These transactions include forward, option and swap contracts and are all reviewed for compliance with the policy. The Company also provides limited accounting services for Ferrell International. There was $0.1 million due to Ferrell International at January 31, 2005.

J.    Subsequent events

On March 7, 2005, Ferrellgas Partners amended its partnership agreement to reflect the extension of the existing agreement with Ferrell Companies involving the priority of quarterly distribution payments on common units held publicly. The existing provision in the partnership agreement, originally scheduled to expire December 31, 2005, was extended to April 30, 2010. This provision allows Ferrellgas Partners to defer distributions on the common units held by Ferrell Companies up to an aggregate outstanding amount of $36.0 million.

On April 22, 2005, the operating partnership entered into a $330.0 million bank credit facility. This new bank credit facility replaces the $307.5 million bank credit facility that was to expire on April 28, 2006. The $330.0 million bank credit facility is available for working capital, acquisition, capital expenditure and general partnership purposes and will terminate on April 22, 2010, unless extended or renewed. The new bank credit facility has a letter of credit sub-facility with availability of $90.0 million. All borrowings under the $330.0 million bank credit facility bear interest, at either the federal funds rate, the Eurodollar Rate plus a margin or the Bank of America prime rate.